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                                                                    EXHIBIT 21.1


                             LIST OF SUBSIDIARIES

Name of  Subsidiary                              Jurisdiction of Incorporation
-------------------                              -----------------------------

Cognitive Training Associates, Inc.                          Texas

Ivy Software, Inc.                                          Virginia

Cooper & Associates, Inc.                                   Illinois

HTR, Inc.                                                   Delaware

UOL Leasing, Inc.                                           Delaware